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                                                                     EXHIBIT 4.1

                                PROMISSORY NOTE


U.S. $50,000.00
                                                           July 1, 1996
                                                           Santa Ana, California


                FOR VALUE RECEIVED, CORINTHIAN SCHOOLS, INC., a Delaware corporation, whose mailing address is 1932 East Deere Avenue, Suite 210, Santa Ana, California 92705 (the "Maker"), hereby promises to pay Fifty Thousand Dollars ($50,000) to the order of REPOSE, INC., a Washington corporation (the "Payee"), in accordance with and subject to the terms of that certain Asset Purchase Agreement dated as of March 20, 1996, by and between Maker and Payee (the "Purchase Agreement"), not later than the later of (i) the one-year anniversary of this Note, and (ii) the date at which funds are released from the Escrow (as defined in the Purchase Agreement) pursuant to Section 2.2.1 of the Purchase Agreement. This Note shall not bear interest.

                All payment of principal hereunder shall be payable in lawful money of the United States of America in immediately available funds on the dates prescribed by the Purchase Agreement at the office of Payee located at 23310 14th Place West, Bothell, Washington 98021.

                This Note is the "Note" referred to in the Purchase Agreement. Reference is made to the Purchase Agreement for provisions relating to the Note, all of which are incorporated herein and made a part hereof. Each capitalized term defined in the Purchase Agreement is used herein as therein defined.

                This Note shall be construed in accordance with and governed by the laws of the State of California.

                                    "Maker"

                                    Corinthian Schools, Inc., a Delaware
                                    corporation



                                    By:    /s/ David G. Moore
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                                    Name:    David G. Moore
                                           --------------------
                                    Title:   President/CEO
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